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                                                                       EXHIBIT 1


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                          NORTH AMERICAN PALLADIUM LTD.

                             MATERIAL CHANGE REPORT


Pursuant to: Section 67(1)(b) of the Securities Act (British Columbia) Section 118(1)(b) of the Securities Act (Alberta) Section 84(1)(b) of the Securities Act, 1988 (Saskatchewan) Section 75(2) of the Securities Act (Ontario) Section 73 of the Securities Act (Quebec) Section 81(2) of the Securities Act (Nova Scotia) Section 76(2) of the Securities Act (Newfoundland)

ITEM 1.           REPORTING ISSUER

                  The reporting issuer filing this material change report is North American Palladium Ltd. (the "Corporation"), Suite 2116, 130 Adelaide Street West, Toronto, Ontario, M5H 3P5.

ITEM 2.           DATE OF MATERIAL CHANGE

                  October 7, 2003

ITEM 3.           PRESS RELEASE

                  October 7, 2003

ITEM 4.           SUMMARY OF MATERIAL CHANGE

                  The Corporation announced its operating results for the third quarter of 2003. The mill processed 1,307,822 tonnes of ore or an average of 14,215 tonnes per day with a palladium head grade of 2.47 grams per tonne, producing 76,729 ounces of palladium at a recovery rate of 74.0%. Other metal production during the third quarter of 2003 included 5,887 ounces of platinum, 6,200 ounces of gold, 1,877,355 pounds of copper and 976,533 pounds of nickel. This compares to the second quarter of 2003 when the mill processed 1,154,965 tonnes of ore or 12,692 tonnes per day with a palladium grade of 2.08 grams per tonne, producing 59,069 ounces of palladium at a recovery rate of 76.6%.

ITEM 5.           FULL DESCRIPTION OF MATERIAL CHANGE

                  See attached press release.

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ITEM 6.           RELIANCE ON SECTION 67(2) OF THE SECURITIES ACT (BRITISH
                  COLUMBIA); SECTION 118(2) OF THE SECURITIES ACT (ALBERTA);
                  SECTION 84(2) OF THE SECURITIES ACT, 1988 (SASKATCHEWAN);
                  SECTION 75(3) OF THE SECURITIES ACT (ONTARIO); SECTION 74 OF THE SECURITIES ACT (QUEBEC); SECTION 81(3) OF THE SECURITIES ACT (NOVA SCOTIA) AND SECTION 76(3) OF THE SECURITIES ACT (NEWFOUNDLAND)

                  N/A

ITEM 7.           OMITTED INFORMATION

                  N/A

ITEM 8.           SENIOR OFFICERS

                  Mary D. Batoff, Secretary

                  Tel.:  416-360-2655

ITEM 9.           STATEMENT OF SENIOR OFFICER

                  The foregoing accurately discloses the material change referred to herein.

                  DATED at Toronto, this 16th day of October, 2003.



                                          NORTH AMERICAN PALLADIUM LTD.

                                               "Mary D. Batoff" (signed)
                                          Per:
                                               ---------------------------------
                                                 Mary D. Batoff
                                                 Secretary


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